EXHIBIT 99.1

November 8, 2022

Ivanhoe Electric Confirms East Ridge Discovery at Santa Cruz

Copper Project in Arizona

East Ridge Exploration Area Typhoon™ Anomaly to be

Explored Further

High-Grade Copper Assays Received from Infill Drilling at Santa

Cruz Deposit Area

Santa Cruz Infill Drill Hole SCC-084 Intersects 314 Meters Grading 1.06% Copper, Including 144 Meters of 1.38% Copper, 76 Meters of 1.86% Copper and 14 Meters at 2.41% Copper

NEW YORK, New York – Ivanhoe Electric (NYSE American: IE; TSX: IE) Chairman and Chief Executive Officer Robert Friedland is pleased to announce the discovery of the East Ridge oxide copper zone at the Santa Cruz Copper Project, located west of Casa Grande, Arizona. These exploration results have demonstrated the effectiveness of Ivanhoe Electric’s proprietary Typhoon™ surveying system for identifying hidden copper deposits in the American Southwest. In addition, we are beginning to receive high-grade copper assay results from the extensive drilling campaign in the Santa Cruz Deposit area. These results will be incorporated into the updated Mineral Resource Estimate for the Santa Cruz Project expected in January 2023.

Mr. Friedland commented: “The discovery of copper mineralization at East Ridge is exciting in that it appears to be open for expansion in all directions. This area, identified by our Typhoon™ surveying system, and backed by detailed geological analysis, has proven the effectiveness of our ability to discover new copper deposits in areas hidden under gravel cover within the Basin and Range Province of the Western United States.”

“In addition, the results from our drill campaign at Santa Cruz have confirmed the spectacular grade of the known Santa Cruz Deposit. With the steady pace of new information being received from our work at Santa Cruz, we are increasing our understanding of this enriched copper deposit. Using our Typhoon™ technology, and now with the knowledge of the Santa Cruz ‘fingerprint’, we are encouraged by the prospect of additional copper discoveries in the area.”

Graham Boyd, Vice President of U.S. Projects, commented: “Drilling at East Ridge has returned impressive oxide copper mineralization in our first step-out exploration holes. In particular, hole SCC-105 has returned strong visual results, intersecting over 100 meters of consistent copper oxides. Further, at the Santa Cruz Deposit area, the assays received for infill hole SCC-084 have demonstrated a broad zone of soluble oxide copper in exotic, oxide and chalcocite mineralization. These results suggest that we have only begun to uncover the potential of this district.”

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360-degree photogrammetry video of drill core from drill hole SCC-084 at 742.90 meters depth showing Oracle Granite with chrysocolla (a leachable mineral that is approximately 30% copper by weight) and atacamite (a leachable mineral approximately 60% copper by weight) mineralization in fractures.

Click on the image below for the high-resolution video.

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360-degree photogrammetry video of drill core from drill hole SCC-105 at 582.90 meters depth showing Oracle Granite with chrysocolla (a leachable mineral that is approximately 30% copper by weight) and chalcanthite (a leachable mineral that is approximately 25% copper by weight) mineralization.

Click on the image below for the high-resolution video.

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360-degree photogrammetry video of drill core from drill hole SCC-105 at 581.80 meters depth showing Oracle Granite with bright blue chrysocolla (a leachable mineral that is approximately 30% copper by weight) mineralization.

Click on the image below for the high-resolution video.

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Atacamite is a deep green, leachable copper-chloride mineral which is 60% copper by weight. Chrysocolla is a bright blue, leachable copper oxide mineral which is approximately 30% copper by weight. Chalcanthite is a dark blue, leachable copper-sulfate mineral which is approximately 25% copper by weight. These leachable minerals are amenable to a solvent extraction/electrowinning (“SX/EW”) process allowing for direct copper cathode production.

Core sample from East Ridge drill hole SCC-105 at 559.8 meters depth showing Oracle Granite with spectacular chrysocolla (blue), atacamite (green) and bright bands of hematite (an iron oxide mineral, red) mineralization.

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Core sample from East Ridge drill hole SCC-105 at 583.2 meters depth showing Oracle Granite with extraordinary chrysocolla (blue) and atacamite (green) mineralization throughout the sample.

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Sarah Bala, Geologist, logging drill chips produced by reverse circulation exploration drilling at Santa Cruz

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Santa Cruz Copper Project map with drill holes, exploration areas and section location

A'
SCC-019
Texaco Exploration Area
Texaco Ridge Exploration Area
East Ridge Exploration Area
SCC-022
SCC-021
SCC-052
SCC-023
SCC-005
Santa Cruz Deposit
SCC-048
SCC-011
SCC-008
A
Far Southwest Exploration Area
Legend
Project Outline
2021 Indicated + Inferred Resource
IE Exploration Areas
Previously Reported
Pending Assays
New Assays
Historic Drilling
Section Line

Santa Cruz Project Drill Locations

0 0.5 1 Miles

0 1 2 Kilometers

Ivanhoe ELECTRIC

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Step-out exploration drilling at East Ridge confirms discovery by TyphoonTM

As previously announced on September 15th, 2022, our proprietary Typhoon™ technology identified multiple large-scale anomalies at the Santa Cruz Copper Project. In addition to the significant chargeability anomaly identified by Typhoon™, the East Ridge exploration area displayed abundant geological evidence, including hints of copper mineralization in widely spaced historic drill holes.

The initial exploration results from East Ridge are promising and appear to confirm exactly what TyphoonTM had indicated, which is that additional sulfide bodies exist and appear to be associated with new zones of enriched soluble copper mineralization. Additionally, the East Ridge discovery area is only 300 meters from the Santa Cruz Deposit, indicating the potential for nearby additions to the resource.

District long section showing Typhoon™ anomalies at East Ridge, Texaco Ridge and Texaco. The East Ridge copper oxide discovery is associated with the margin of a Typhoon™ chargeability anomaly.

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The Texaco Ridge Exploration Area

Texaco Ridge is part of the greater Texaco exploration target, located approximately 3 kilometers northeast of the Santa Cruz Deposit. Ivanhoe Electric previously disclosed drill hole SCC-019 on the Southern margin of the Texaco exploration target, which intersected 73 meters of 2.21% total copper (refer to the Santa Cruz Technical Report dated June 7, 2022). TyphoonTM has identified a large zone of chargeable material in a shallower “ridge” environment in the subsurface basement topography. This area has been very sparsely drilled and is another area with the potential for the discovery of additional enriched copper mineralization. We plan to start drilling in this area in the near future.

Santa Cruz drill program

The Santa Cruz drill program currently consists of six diamond drill rigs from Major Drilling America of Salt Lake City, Utah. Cutting and sampling efforts are currently averaging approximately 250 meters per day, and there are currently 7,200 meters of drill core at both Skyline Assayers & Laboratories of Tucson, Arizona and Société Générale de Surveillance SA (“SGS”) of Vancouver, British Columbia, Canada.

We expect a steady return of assay results from both labs currently processing samples for the Santa Cruz Copper Project drill core over the next several weeks.

Table 1. Highlighted intercepts from recent Santa Cruz Deposit area drilling

(Refer to the Santa Cruz Drill Results page on Ivanhoe Electric’s website for complete details of all reported drill holes.)

DRILL HOLE	FROM (M)	TO (M)	INTERVAL LENGTH (M)	TOTAL COPPER (%)	TOTAL SOLUBLE COPPER (%)
SCC-021	549.00	565.00	16.00	2.26	2.02
	631.00	651.00	20.00	1.40	1.33
SCC-022	314.00	329.60	15.60	1.28	1.15
SCC-022A	557.00	596.00	39.00	1.35	1.29
	604.00	694.00	90.00	0.52	0.28
SCC-023	522.00	530.39	8.39	3.39	2.60
	632.71	672.00	39.29	0.98	0.90
SCC-052	646.23	702.00	55.77	0.91	0.78
Including	646.23	676.00	29.77	1.22	1.21
SCC-084	602.00	915.90	313.90	1.06	0.95
Including	661.00	805.00	144.00	1.38	1.31
Including	707.00	783.00	76.00	1.86	1.80
Including	759.00	773.00	14.00	2.41	2.37

*Total Soluble Copper is the calculated summation of all soluble copper derived from the sequential copper analysis suite

*Reported intervals are calculated using a 0.39% total copper cut-off grade and allowing up to a maximum of 6-meters of material less than 0.39% total copper

*Results are core intervals and may not be true widths but are believed to be representative of actual drill thicknesses

*Some rounding errors may occur

*SCC-022A is a wedged hole from parent hole SCC-022

*SCC-052 is pending complete assays

*Reported intervals for SCC-084 are calculated using a 0.39% total copper cut-off grade and allowing up to a maximum of 12-meters of material less than 0.39% total copper

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These results demonstrate significant copper grades over continuous intervals of enriched mineralization, both contained within the current underground mineral resource blocks and outside the resource area. These results will be incorporated into the updated mineral resource estimate expected in January 2023.

Santa Cruz in-fill drill hole SCC-084 at 748.3 meters depth showing Oracle Granite with a bright band of atacamite (green) mineralization and hematite (red). This sample assayed 3.94% copper (3.92% total soluble copper) and forms part of 144.00 meters grading 1.38% copper (1.31% total soluble copper) beginning at a depth of 661.00 meters downhole.

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Nansen Olson, Ph.D., Geologist, logging drill core in the Santa Cruz core shed

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Additional underexplored areas exist at Santa Cruz with the potential for the discovery of new copper zones

Ivanhoe Electric is currently drilling an area known as the “Newmont Parcel” (see figure below). This is an 80-acre parcel immediately contiguous to both the highest-grade zones of the Santa Cruz Deposit and the East Ridge discovery.

The “Newmont Parcel” was not drilled by previous operators during any of the major exploration campaigns completed by David Lowell (Hanna-Getty of Cleveland, Ohio and East Meadow, New York, respectively) or ASARCO of Tucson, Arizona in the 1970s. This specific parcel of land was owned by Newmont Corporation of Denver, Colorado at the time, but Newmont never drilled the area. The parcel subsequently was consolidated by previous project owners, but was also never drilled. It now forms part of our 100%-owned interests, and is an important exploration area.

Ivanhoe Electric has drilled three holes on the “Newmont Parcel”, SCC-008 and SCC-011 (refer to the Santa Cruz Technical Report dated June 7, 2022) and SCC-105 (see above). All three holes have intersected significant zones of oxide copper mineralization that remain open in all directions.

As previously described, SCC-105 demonstrates that the East Ridge discovery is open in multiple directions for expansion.

SCC-005, which intersected 57 meters grading 3.52% copper (2.77% total soluble copper) at a downhole depth of 636 meters (refer to the Santa Cruz Technical Report dated June 7, 2022), was collared just 60 meters from the western boundary of the Newmont Parcel, and mineralization remains open into the Parcel area.

SCC-099 is currently being drilled on the western boundary of the “Newmont Parcel”.

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“Newmont Parcel” map showing its location relative to the current Santa Cruz mineral resource area and the East Ridge exploration area.

East Ridge Exploration Area
"Newmont Parcel"
Santa Cruz Deposit
Far Southwest Exploration Area
Open
SCC-022
SCC-052
SCC-021
SCC-023
SCC-005
SCC-105
SCC-096
SCC-099
SCC-084
SCC-011
SCC-025
SCC-048
SCC-008
Legend
"Newmont Parcel"
2021 Indicated + Inferred Resource
IE Exploration Areas
Previously Reported
Pending Assays
New Assays
Historic Drilling
Drill Hole Traces
Open Direction for Drilled Mineralization
0 0.13 0.25 Miles
0 0.25 0.5 Kilometers
N
Ivanhoe ELECTRIC

Santa Cruz Project Drill Locations

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Qualified Persons

Disclosures of a scientific or technical nature included in this news release, including the sampling, analytical and technical data underlying the information, have been reviewed, verified, and approved by Glen Kuntz, P.Geo., and Christopher Seligman, MAusIMM CP (Geo), each of whom are Qualified Persons as defined by Regulation S-K, Subpart 1300 promulgated by the U.S. Securities and Exchange Commission and by Canadian National Instrument 43-101. Each of Mr. Kuntz and Mr. Seligman is an employee of Ivanhoe Electric.

Ivanhoe Electric has had prepared an independent technical report summary for the Santa Cruz Project prepared under SEC Regulation S-K, Subpart 1300 and an independent technical report prepared under Canadian National Instrument 43-101. The reports are available on the company’s website, on EDGAR and on the company’s SEDAR profile:

•	· “Technical Report Summary on the Santa Cruz Project, Arizona, USA” prepared by Nordmin Engineering Ltd. (“Nordmin”) with an effective date of June 7, 2022 (S-K 1300 Report).

•	· “NI 43-101 Technical Report and Mineral Resource Estimate for the Santa Cruz Project, Arizona, USA” prepared by Nordmin with an effective date of June 7, 2022.

The technical report summary and technical report include relevant information regarding the assumptions, parameters and methods of the mineral resource estimates on the Santa Cruz Project cited in this news release, as well as information regarding data verification, exploration procedures and other matters relevant to the scientific and technical disclosure contained in this news release.

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences, to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy.

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Contact Information

Investors

Evan Young, Vice President of Corporate Development

604-689-8765

Valerie Kimball, Director, Investor Relations

720-933-1150

Forward-looking statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements include without limitation statements regarding: (i) completion of an updated mineral resource for the Santa Cruz Project in January 2023, (ii) future exploration and drilling activities; and (iii) future mineral resource expansion.

This news release also contains references to estimates of Mineral Resources. The estimation of Mineral Resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that ultimately may prove to be inaccurate. Mineral Resource estimates may have to be re-estimated based on: (i) fluctuations in copper, gold or other metal prices; (ii) results of drilling and other exploration activities; (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation of mine plans subsequent to the date of any estimates and/or changes in mine plans; (vi) the possible failure to receive required permits, approvals and licenses; and (vii) changes in law or regulation.

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Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements described in Ivanhoe Electric’s registration statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission and base PREP prospectus filed with Canadian securities commissions.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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